UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2026

Nu-Med Plus, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Belle Terre Building 2E Port Jefferson, NY	11777
(Address of Principal Executive Offices)	(Zip Code)

(631) 403-4337
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “
SEC
”) on June 30, 2026 (the “
June 30 Form 8-K
”), on June 26, 2026, Nu-Med Plus, Inc. (the “
Company
”), Avid Gold Ltd (“
Avid Gold
”), Maritimes Gold Corp. (“
MGC
”), Maritimes Gold JV Corp. (the “
MGC Subsidiary
”), MegumaGold Corp. (“
MegumaGold
” or the “
Vendor
”), 1156219 B.C. Limited (“
1156
”) and Crosby Gold Ltd. (“
Crosby Gold
” and, together with 1156, the “
Vendor Subsidiaries
”) entered into a Mineral Property Purchase Agreement (the “
Property Purchase Agreement
”).

Pursuant to the Property Purchase Agreement, the Company agreed to acquire, through MGC, all of the Vendor’s and the Vendor Subsidiaries’ respective right, title and interest in six gold mineral properties located in the Provinces of Nova Scotia, New Brunswick, and Newfoundland and Labrador, Canada, together with certain associated assets (collectively, the “
Properties
”), in consideration for, among other things, the issuance to the Vendor of 500,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “
Series A Property Shares
”), the grant of certain net smelter returns royalties described below and the assumption by MGC of certain post-transfer liabilities and obligations associated with the Properties (the “
Purchase
”).

The Properties consist of the Elmtree Property and Newfoundland Property owned by the Vendor, the Killag Property, Goldenville Property and Miller Lake Property owned by 1156, and the Caribou Property owned by Crosby Gold.

One of the conditions to completion of the Purchase was the closing of the Company’s previously disclosed acquisition of Avid Gold. As previously reported by the Company, that transaction was completed on July 8, 2026, at which time Avid Gold became a wholly-owned subsidiary of the Company and, as a result, MGC became an indirect wholly-owned subsidiary of the Company.

Another condition to completion of the Purchase was approval of the Purchase by the shareholders of MegumaGold. On August 10, 2026, the shareholders of MegumaGold approved the Purchase, with shareholders holding approximately 84.5% of MegumaGold’s voting shares voting in favor of the transaction.

On August 20, 2026 (the “
Closing Date
”), the parties completed the transactions contemplated by the Property Purchase Agreement (the “
Closing
”), with each condition to Closing having been satisfied or waived to the extent permitted under the Property Purchase Agreement.

The foregoing description of the Property Purchase Agreement is only a summary and is not complete and is qualified in its entirety by reference to the Property Purchase Agreement, a copy of which was filed as
Exhibit 10.1
to the June 30 Form 8-K, and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in the Explanatory Note and
Item 2.01
of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Net Smelter Returns Royalty Agreements

In connection with the Closing, MGC entered into six Net Smelter Returns Royalty Agreements (collectively, the “
Royalty Agreements
”) pursuant to which MGC granted a 5.0% net smelter returns royalty with respect to each of the Properties as follows:

•
       a 5.0% net smelter returns royalty in respect of the Elmtree Property in favor of MegumaGold;

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•
       a 5.0% net smelter returns royalty in respect of the Newfoundland Property in favor of MegumaGold;
•
       a 5.0% net smelter returns royalty in respect of the Killag Property in favor of 1156;
•
       a 5.0% net smelter returns royalty in respect of the Goldenville Property in favor of 1156;
•
       a 5.0% net smelter returns royalty in respect of the Miller Lake Property in favor of 1156; and
•
       a 5.0% net smelter returns royalty in respect of the Caribou Property in favor of Crosby Gold.

Each royalty constitutes an interest in land, runs with the applicable Property and is binding upon MGC and its successors and assigns in accordance with the terms of the applicable Royalty Agreement. The Properties also remain subject to certain pre-existing royalties described in the Property Purchase Agreement.

The foregoing description of the Royalty Agreements does not purport to be complete and is qualified in its entirety by reference to the Royalty Agreements, copies of which are filed as
Exhibits 10.2 through 10.7
to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note and
Item 1.01
of this Current Report on Form 8-K is incorporated by reference into this
Item 2.01
.

On the Closing Date, the Company, through MGC, completed the Purchase and acquired a 100% beneficial interest in the Properties and their associated assets. Pursuant to the Property Purchase Agreement, the Vendor and the Vendor Subsidiaries transferred, or are required to complete the registration of the transfer of, their respective legal title to the Properties to MGC. Pending completion of the applicable registration of any such transfer, the applicable Vendor or Vendor Subsidiary holds such Property and associated assets in trust for MGC.

As consideration for the acquisition of the Properties and their associated assets, at the Closing:

1. the Company issued the 500,000 Series A Property Shares to MegumaGold;
2. MGC granted the 5.0% net smelter returns royalties described under
Item 1.01
above; and
3. MGC assumed responsibility for liabilities and obligations arising from or relating to the ownership, possession or control of the Properties and their associated assets following the applicable transfer thereof, including obligations associated with certain pre-existing royalties affecting the Properties.

In connection with the Closing, a prior mineral property option agreement dated December 20, 2025 among MegumaGold, the Vendor Subsidiaries, MGC and the MGC Subsidiary was terminated.

The Property Purchase Agreement also provides for a contingent value protection mechanism with respect to the Series A Property Shares and shares of the Company’s common stock issued upon conversion thereof. If, on the first business day following the third anniversary of the Closing Date (the “
Measurement Date
”), MegumaGold has received aggregate gross cash proceeds of less than $3.0 million from qualifying arm’s-length sales of the Series A Property Shares and/or shares of common stock issued upon conversion thereof, the Company will, subject to the terms and limitations set forth in the Property Purchase Agreement, be required to issue to MegumaGold additional shares of common stock having an aggregate value equal to such shortfall.

The number of any such additional shares will be determined based upon the volume-weighted average sales price of the Company’s common stock during the ten trading days immediately preceding the Measurement Date. The number of additional shares that may be required to be issued is capped at 10% of the Company’s outstanding common stock as of the Measurement Date and is further subject to applicable stock exchange and shareholder approval requirements. The Company may, subject to the terms of the Property Purchase Agreement, elect to satisfy any applicable shortfall obligation in cash rather than shares of common stock.

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The foregoing description of the Purchase and the Property Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Property Purchase Agreement, which was filed as
Exhibit 10.1
to the June 30 Form 8-K, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the Explanatory Note and
Items 1.01
and
2.01
of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On the Closing Date, the Company issued 500,000 shares of Series A Preferred Stock to MegumaGold as partial consideration for the acquisition of the Properties. Each share of Series A Preferred Stock votes 20 voting shares and is convertible into 20 shares of the Company’s common stock, each subject to the beneficial ownership limitations contained in the certificate of designation governing the Series A Preferred Stock, which prohibits any holder thereof from voting or converting Series A Preferred Stock into common stock to the extent that such voting/conversion would result in the holder voting/owning more than 4.999% of the Company’s then outstanding common stock (the “
Maximum Percentage
”), which Maximum Percentage may be increased to up to 9.999% upon 61 days written notice from any holder thereof.

If converted in full, and without regard to the beneficial ownership limitation set forth in the designation of the Series A Preferred Stock, the Series A Property Shares would convert into a maximum of 10,000,000 shares of the Company’s common stock.

No underwriter or placement agent participated in the issuance of the Series A Property Shares, and the Company received no cash proceeds from their issuance.

The Series A Property Shares were offered and issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended (the “
Securities Act
”). MegumaGold is a non-U.S. person within the meaning of Regulation S, the offer and issuance were made in an offshore transaction, and the Company did not engage in directed selling efforts in the United States in connection with the issuance. The Series A Property Shares are subject to applicable transfer restrictions and bear, or are reflected in book-entry records containing, appropriate restrictive legends.

The Company has not registered the Series A Property Shares or the shares of common stock issuable upon conversion thereof under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Any additional shares of common stock that may become issuable pursuant to the contingent value protection provisions of the Property Purchase Agreement will be issued only in accordance with applicable federal and state securities laws.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

The Company has determined that the Purchase constitutes the acquisition of assets and does not constitute the acquisition of a “
business
” within the meaning of Rule 11-01(d) of Regulation S-X. Accordingly, historical financial statements of the acquired Properties are not required to be filed pursuant to
Item 9.01(a)
of Form 8-K.

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(b) Pro Forma Financial Information.

Not applicable.

Because the Purchase does not constitute the acquisition of a “
business
” within the meaning of Rule 11-01(d) of Regulation S-X, pro forma financial information is not required to be filed pursuant to
Item 9.01(b)
of Form 8-K.

(d) Exhibits.

Exhibit No.	Description
10.1£(1)
Mineral Property Purchase Agreement dated June 26, 2026, by and among Nu-Med Plus, Inc., Avid Gold Ltd, Maritimes Gold Corp., Maritimes Gold JV Corp., MegumaGold Corp., 1156219 B.C. Limited and Crosby Gold Ltd.

10.2*	Net Smelter Returns Royalty Agreement dated as of August 20, 2026, by and between Maritimes Gold Corp. and MegumaGold Corp., relating to the Elmtree Property.
10.3*	Net Smelter Returns Royalty Agreement dated as of August 20, 2026, by and between Maritimes Gold Corp. and MegumaGold Corp., relating to the Newfoundland Property.
10.4*	Net Smelter Returns Royalty Agreement dated as of August 20, 2026, by and between Maritimes Gold Corp. and 1156219 B.C. Limited, relating to the Killag Property.
10.5*	Net Smelter Returns Royalty Agreement dated as of August 20, 2026, by and between Maritimes Gold Corp. and 1156219 B.C. Limited, relating to the Goldenville Property.
10.6*	Net Smelter Returns Royalty Agreement dated as of August 20, 2026, by and between Maritimes Gold Corp. and 1156219 B.C. Limited, relating to the Miller Lake Property.
10.7*	Net Smelter Returns Royalty Agreement dated as of August 20, 2026, by and between Maritimes Gold Corp. and Crosby Gold Ltd., relating to the Caribou Property.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1) Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2026 and incorporated herein by reference.
£ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions are both (i) not material and (ii) the type of information that Nu-Med Plus, Inc. treats as private or confidential.
* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NU-MED PLUS, INC.

Date: August 2 5 , 2026	By:	/s/ William Hayde
William Hayde
Chief Executive Officer

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